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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 No. 333_______ pertaining to the OptimumCare Corporation 401(k) Savings Plan and to the incorporation by reference therein of our report dated March 21, 1997, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP
                                                --------------------------------
                                                Ernst & Young LLP

Orange County, California
November 21, 1997